UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Hidden Ridge Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 30, 2020, Pioneer Natural Resources Company (the “Company”) issued a press release announcing the commencement, subject to financing and other conditions, of two concurrent cash tender offers for any and all of the outstanding 5.625% senior notes due 2027 (the “2027 Notes”) of Parsley Energy, LLC (“Parsley LLC”) and Parsley Finance Corp. (together with Parsley LLC, the “Issuers”), and any and all of the outstanding 4.125% senior notes due 2028 (the “2028 Notes”) of the Issuers, and solicitations of consents from holders of the 2027 Notes and 2028 Notes to effect certain proposed amendments to the indentures governing each of the 2027 Notes and the 2028 Notes.

Also in the press release, Parsley Energy Inc. and the Issuers announced that the Issuers have delivered notices of conditional redemption of all of the Issuers’ outstanding 5.250% Senior Notes due 2025 and all of the Issuers’ outstanding 5.375% Senior Notes due 2025.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	News Release, dated December 30, 2020, titled “Pioneer Natural Resources Company Announces Cash Tender Offers for 5.625% Senior Notes due 2027 and 4.125% Senior Notes due 2028 of Parsley Energy, LLC and Parsley Finance Corp. and Solicitations of Consents to the Related Indentures; Parsley Energy, Inc. Issues Notice of Conditional Redemption for its 5.250% Senior Notes due 2025 and its 5.375% Senior Notes due 2025”.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Executive Vice President and General
Counsel

Dated: December 30, 2020